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                                                                   Exhibit 3(ii)



                                     BYLAWS
                                       of

                  PENNSYLVANIA PHYSICIAN HEALTHCARE PLAN, INC.


                             Adopted June 24, 1995,
                   as amended August 5, 1995 and July 13, 1996


                               ARTICLE I - OFFICES

                  1.1 Offices. The Corporation may have such offices as the board of directors may from time to time determine or the business of the Corporation may require.


                                ARTICLE II - SEAL

                  2.1 Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Pennsylvania".


                      ARTICLE III - SHAREHOLDERS' MEETINGS

                  3.1 Location of Shareholders' Meetings. Meetings of shareholders shall be held at the registered office of the Corporation or at such other place as shall be determined by the board of directors.

                  3.2 Annual Meeting. The annual meeting of the voting shareholders shall be held each year on such date and at such time between March 1 and June 30 as shall be determined by the board of directors for the purpose of electing directors and for the transaction of such other business as may be properly brought before the meeting. In each election of directors, the candidates receiving the highest number of votes, up to the number of directors to be elected in such election, shall be elected.

                  3.3 Quorum. The presence, in person or by proxy, of shareholders entitled to cast at least one third of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering such matter. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

                  3.4 Action by Shareholders. Except as otherwise specified herein or provided by law, whenever any action is to be taken by vote of the shareholders, it shall be authorized upon


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receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon.

                  3.5 Vote for Sale of Corporation. Any vote of shareholders having the effect of the acquisition of substantially the entire business of the Corporation by any person, whether a plan of merger, sale or other disposition of all or substantially all the assets, or otherwise, shall require the affirmative vote of ninety (90) percent of the votes cast by all shareholders entitled to vote thereon.

                  3.6 Notice of Meetings. Written notice of every meeting of the shareholders shall be given to each shareholder of record entitled to vote at the meeting at least ten days prior to the day named for a meeting called to consider a fundamental change under Chapter 19 of the Business Corporation Law of 1988, as amended, or at least five days prior to the day named for other meetings, unless a greater period of notice is required in a particular case by law.

                  3.7 Adjourned Meetings. When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board of directors fixes a new record date for the adjourned meeting.

                  3.8 Judges of Election. In advance of any meeting of shareholders, the board of directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of any such meeting may, and on the request of any shareholder shall, make such appointment at the meeting. The number of judges shall be one or three. No person who is a candidate for office shall act as a judge. The judge[s] of election may rely upon a certification by the shareholder of record, in a form determined by the Corporation, as to whether the holder of Class A Common Stock meets the voting eligibility requirements set forth in the Corporation's Articles of Incorporation, as amended.

                  3.9 Special Meetings. Except as otherwise provided by law, special meetings of shareholders may be called by and held at such places as shall be fixed by the President or the board of directors. The Secretary of this Corporation shall, within three business days after receipt of a written request by persons who have duly called such meeting, fix the time of the meeting, which shall be held not more than 60 days after receipt of the request, and the Secretary or the President shall give notice thereof to the shareholders. If the Secretary neglects or refuses, within such


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three business days to fix the time of the meeting, then the President or the board of directors may do so.

                  3.10 Record Date. The books of the Corporation shall not be closed against transfers of shares. The record date for determining shareholders for any purpose where such date has not been fixed by the board of directors or by law, shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

                  3.11 Voting Eligibility.

                           (A) For purposes of determining whether a holder of
Class A Common Stock meets the voting eligibility requirements set forth in the Corporation's Articles of Incorporation, as amended, and for purposes of determining the qualifications for director under Section 4.1 of these bylaws, "Oral surgeons" shall mean dentists Board certified or eligible for Board certification by the American Board of Oral and Maxillofacial Surgery.

                           (B) For purposes of determining whether a holder of
Class A Common Stock meets the voting eligibility requirements set forth in the Corporation's Articles of Incorporation, as amended, where a holder of record of Class A Common Stock is a retirement plan, the plan may vote one and only one share if either:

                                   (i) the retirement plan is a "self- directed plan," and a practicing physician (medical doctor or doctor of osteopathy), podiatrist or oral surgeon is the beneficiary of the plan and directs the investments in the plan; or

                                   (ii) all trustees of the plan are practicing physicians, podiatrists or oral surgeons and the plan holds Class A shares equal to the number of trustees.

                             ARTICLE IV - DIRECTORS

                  4.1 Number of Directors; Election; Term. The business of this Corporation shall be managed by a board of directors, consisting of not less than 15 in number. All directors shall be natural persons of full age, shareholders of the Corporation and actively practicing physicians (medical doctors and doctors of osteopathy), podiatrists, or oral surgeons in the Commonwealth of Pennsylvania. The initial board of directors elected by the incorporator shall hold office until the first annual meeting of shareholders. The directors elected at the first annual meeting of shareholders shall be classified with respect to the time for which they shall severally hold office by dividing them into three (3) classes, as nearly equal in number as possible. The first three


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(3) classes elected pursuant to this section shall serve for terms of one (1), two (2) and three (3) years, respectively, and until the director's successor shall have been elected and qualified, or the director's earlier resignation or removal. Thereafter, at each annual meeting of shareholders, the successors to the class of directors whose term expires that year shall be elected to hold office for terms of three (3) years, and until the director's successor shall have been elected and qualified, or the director's earlier resignation or removal. The number of directors to be elected by the shareholders in any year shall be determined by the voting shareholders at the annual meeting, and in the absence of such a determination, shall be the same number as in the preceding year. Within the limits stated in this paragraph, the number of directors may be increased at any time by the board of directors.

                  4.2 Quorum. Thirty-five percent (35%) of the directors in office shall be necessary to constitute a quorum for the transaction of business and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the board of directors.

                  4.3 Regular and Special Meetings-Timing, Location and Notice. Regular and special meetings of the board of directors shall be held at such times and places as shall be fixed by the board of directors. Special meetings may be called by the president or chairman of the board of directors. Notice of every special meeting of the board of directors shall be given to each director by telephone or in writing at least 24 hours (in the case of notice by telephone, telex, TWX or telecopy) or 48 hours (in the case of notice by telegraph, courier service, or express mail) or five (5) days (in the case of notice by first class mail) before the time at which the meeting is to be held. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board need be specified in the notice of the meeting.

                  4.4 Committees Generally. The board of directors may, by resolution adopted by a majority of the directors in office, establish one or more committees, in addition to those established under the Bylaws at Section
4.6 below, each committee to consist of one or more of the directors. A committee, to the extent provided in the resolution of the board of directors creating it, shall have and may exercise all of the powers and authority of the board of directors except that a committee shall not have any power or authority regarding: (i) the submission to shareholders of any action requiring the approval of shareholders under the Pennsylvania Business Corporation Law of 1988, as amended, (ii) the creation or filling of vacancies in the board of directors, (iii) the adoption, amendment or repeal of the bylaws, (iv) the amendment, adoption or repeal of any resolution of the board that by its terms is amendable or repealable only by the board, or (v) action on matters committed by the bylaws or resolution of the board to another committee of the board. The board may designate one or more directors as alternate members of any committee who may


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replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee. In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another director to act at the meeting in the place of the absent or disqualified member. Each committee of the board shall serve at the pleasure of the board.

                  4.5 Committee Procedures. The term "board of directors" or "board," when used in any provision of these Bylaws relating to the organization or procedures of or the manner of taking action by the board of directors, shall be construed to include and refer to any executive or other committee of the board. The board of directors shall appoint one member of each committee to serve as chairman of that committee. Each chairman shall preside at all meetings of his or her committee.

                  4.6 Specific Committees.

                  1. Executive Committee

                  Among other duties assigned to it by Board resolution, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors between meetings of the Board of Directors, except as restricted by Section 4.4 of these bylaws, or as otherwise restricted by law.

                  2. Audit Committee

                  The Audit Committee, to the extent permitted by law or regulation applicable to the Corporation, shall recommend the firm to be employed as the Corporation's independent auditor, and review and approve the discharge of any such firm. The Audit Committee shall also review and approve the independent auditor's compensation, the terms of its engagement, and the independence of such auditor. The Audit Committee shall, in consultation with the independent auditor: Review the results of each external audit of the Corporation, the report of the audit, any related management letter and management's responses to recommendation made by the independent auditor in connection with the audit, the Corporation's annual financial statements, any certification, report, opinion, or review rendered by the independent auditor in connection with those financial statements, and any significant disputes between management and the independent auditor that arose in connection with the preparation of those financial statements. In consultation with the independent auditor, the Corporation's chief financial officer and the chief internal auditor, if any, the Audit Committee shall consider the adequacy of the Corporation's internal audit controls. The Audit Committee shall also consider, when presented by the independent auditor, a principal senior executive, or otherwise, material questions of choice with respect to the


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appropriate auditing and accounting principles and practices to be used in the preparation of the Corporation's financial statements.


                  ARTICLE V - ACTION BY WRITTEN CONSENT AND USE
                             OF CONFERENCE TELEPHONE

                  5.1 Actions by Unanimous Written Consent. Any action required or permitted to be taken at any meeting of the shareholders or the directors, or of any committee of directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto in writing setting forth the action so taken is signed by all the shareholders who would be entitled to vote at a meeting for such purpose, or by all of the directors in office, or by all of the members of such committee in office, as the case may be, and is filed with the Secretary of the Corporation.

                  5.2 Participation in Meetings by Conference Telephone. One or more persons may participate in a meeting of the shareholders, of the directors, or of any committee of directors, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at the meeting.

                  5.3 Actions by Partial Written Consent of Shareholders. Any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. The action shall not become effective until after at least ten days' written notice of the action has been given to each shareholder entitled to vote thereon who has not consented thereto.


                              ARTICLE VI - OFFICERS

                  6.1 Officers; Term. The Corporation shall have a President, Secretary, and Treasurer and such other officers and assistant officers as the board of directors shall authorize from time to time who shall be elected or appointed by the board of directors each to serve for such term as shall be determined by the board of directors and until his or her successor is chosen and shall have qualified or until his or her earlier resignation or removal. Any of the foregoing offices may be held by the same person.

                  6.2 Authority and Duties of Officers. The officers shall have such authority and perform such duties customarily associated with their respective offices unless the board of directors shall determine otherwise. Unless otherwise determined


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by a resolution of the board of directors, the Board shall also fix the compensation of all officers of the Corporation.

                  6.3 Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors with or without cause, without prejudice to the contract rights, if any, of the person so removed.


                        ARTICLE VII - SHARE CERTIFICATES

                  7.1 Execution of Share Certificates. Every share certificate shall be executed by facsimile or otherwise, by or on behalf of the Corporation, by the President and countersigned by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary. In the event any officer who has signed, or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer because of resignation, removal or otherwise, before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of issue.

                  7.2 Transfers of Shares. Transfers of shares shall be made on the books of the Corporation upon surrender of the certificates therefor, endorsed by the person named in the certificates. No transfer shall be made in a manner inconsistent with the provisions of Article VIII of the Pennsylvania Uniform Commercial Code and its amendments and supplements.

                  7.3 Lost Certificates. Any person claiming a share certificate to be lost or destroyed shall be issued a new certificate after furnishing the Corporation with a satisfactory affidavit that such certificate has been lost or destroyed, and, if required by the board of directors, a bond of indemnity to the Corporation with satisfactory surety to protect the Corporation or any person injured by the issue of a new certificate from any liability or expense by reason thereof.


                  ARTICLE VIII - INDEMNIFICATION AND LIMITATION
                              OF DIRECTOR LIABILITY

                  8.1 Indemnification. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not the liability arises or arose from any threatened, pending or completed action by or in the right of the Corporation) by reason of the fact that the person at any time is or shall have been a director or officer of the Corporation or any of its subsidiaries, or is or shall have been serving at the written request of the Corporation as a director, officer, employee or agent of another Corporation, for profit or not-for-profit, partnership, joint venture, trust or other enterprise, and such person's heirs, executors and


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administrators, shall be indemnified by the Corporation, to the fullest extent permitted by applicable law, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action or proceeding unless the act or failure to act giving rise to the claim for indemnification is determined to have constituted willful misconduct or recklessness. The determination that indemnification shall be made because such standard of conduct has been met may be made by a court, or in the absence of a court determination, shall be made by the board by a majority vote of any directors who were not parties to the action or proceeding, even though such directors are less than a quorum, or, if no directors are disinterested, by independent legal counsel in a written opinion.

                  8.2 Advancing Expenses. Expenses (including attorneys' fees) incurred in defending any action or proceeding referred to in Section 8.1 shall be paid by the Corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the person to be indemnified to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the Corporation as authorized by these bylaws or otherwise.

                  8.3 Contract Right. The right of a person covered by Section
8.1 hereof to be indemnified or to receive an advancement or reimbursement of expenses pursuant to Section 8.2 hereof (1) may also be enforced as a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and such person, and (2) shall continue to exist, if this Article 8 is rescinded or restrictively modified, with respect to events, acts or omissions occurring before such rescission or restrictive modification is adopted.

                  8.4 Non-Exclusivity of Indemnification; Insurance. The foregoing right of indemnification shall not be deemed exclusive of other rights to which any director, officer, employee, agent or other person may be entitled in any capacity as a matter of law or under any bylaw, agreement, vote of directors, or otherwise. The Corporation may purchase and maintain insurance on behalf of any person to the full extent permitted by Pennsylvania law as in effect at the adoption of this bylaw or as amended from time to time. The Corporation may create a fund of any nature which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification under this bylaw.

                  8.5 Limitation of Director Liability. Each person who at any time is or shall have been a director of this Corporation shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action, unless: (1) such person as director has breached or failed to perform the duties of his office under 15 Pa.C.S. Subchapter 17B, and
(2) the breach or


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failure to perform constitutes self dealing, willful misconduct or recklessness.
The provisions of this bylaw shall not apply to: (1) responsibility or liability of such person as director pursuant to any criminal statute; or (2) the liability of a director for payment of taxes pursuant to local, state or federal law. The provisions of this bylaw shall be construed to limit the liability of such person as director in accordance with and to the full extent permitted by Pennsylvania law as in effect at the time of the adoption of this bylaw or as amended from time to time.


                               ARTICLE IX - NOTICE

                  9.1 Manner of Giving Notice. Except as otherwise specifically provided in these bylaws, whenever the Corporation is required to give written notice to any person under these bylaws or by statute, it may be given to such person, either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received), courier service, charges prepaid, or by telecopier) to his address (or to his telex, TWX, telecopier or telephone number) appearing on the books of the Corporation or, in the case of directors, supplied by him to the Corporation for the purpose of notice. If the notice is sent by mail, telegraph or by courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail, with a courier service or with a telegraph office for delivery to such person or, in the case of telex or TWX, when dispatched. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of shareholders, the general nature of the business to be transacted.


                             ARTICLE X - AMENDMENTS

                  10.1 Amendments to Bylaws. Except as otherwise provided in this Section 10.1, the bylaws of the Corporation may be amended or repealed by a majority vote of the members of the board of directors, unless otherwise provided by law, subject always to the power of the shareholders entitled to vote to change such action. Notwithstanding the foregoing or any of the other provisions of these Bylaws, Section 3.5 of the Bylaws may not be amended or repealed except by an affirmative vote of ninety (90%) percent of the votes cast by all shareholders entitled to vote thereon.


                            ARTICLE XI - FISCAL YEAR

                  11.1 Fiscal Year. The fiscal year of the Corporation shall be fixed by the board of directors.




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                        ARTICLE XII - CORPORATE DIVISION

                  12.1 Plan of Division. Any plan of division shall require approval of the shareholders, in the manner provided in Section 3.4 hereof, notwithstanding any provision in the Pennsylvania Business Corporation Law of 1988, as amended, to the contrary.


                         ARTICLE XIII - SHARE TRANSFERS

                  13.1 Share Transfers.

                           (A) A shareholder of record of a Class A share may
not voluntarily transfer for value such Class A share except (i) to a transferee who is a shareholder of record of a Class A share who is entitled to vote such Class A share; or (ii) to a transferee who will be entitled to vote the transferred Class A share.

                           (B) A shareholder of record of a Class B share may
not voluntarily transfer for value such Class B share except to a transferee who is a shareholder of record of a Class A share who is entitled to vote such Class A share.

                           (C) The Corporation may rely upon a certification of
the transferee, in a form determined by the Corporation, to establish the voting eligibility of the transferee.

                           (D) For purposes of this Section, "voluntary transfer
for value" shall not include gifts, transfers by operation of law, or any other involuntary transfer or involuntary disposition.


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